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                                                                   EXHIBIT 23.01


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-92902 and 333-14323) of HNC Software Inc. of our report dated January 30, 1996, except as to the stock split which is as of April 3, 1996 and as to the pooling of interests with Risk Data Corporation which is as of August 30, 1996 and as to the repayment of all of Risk Data Corporation's outstanding debt which is as of September 11, 1996 and as to the pooling of interests with Retek Distribution Corporation which is as of November 29, 1996 and as to the increase in the number of shares reserved for issuance under the 1995 Equity Incentive Plan which is as of December 6, 1996, appearing on page 3 of this Current Report on Form 8-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 20 of this Form 8-K.





PRICE WATERHOUSE LLP

San Diego, California
December 19, 1996


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